                                                                  Exhibit - 99.1

               [ILLINOIS SUPERCONDUCTOR CORPORATION LETTERHEAD]


FOR IMMEDIATE RELEASE

                                         CONTACT:  Stephen G. Wasko
                                         PHONE:    (847) 391-9400
                                         INTERNET: mary_williams@ilsc.com


            ILLINOIS SUPERCONDUCTOR REPORTS FIRST QUARTER RESULTS
                        POSTS SIGNIFICANT REVENUE GAIN
           Expanded Product Line Offering Contributes to Sale Rise


     Mount Prospect, IL, May 1, 1997 -- Illinois Superconductor Corporation (Nasdaq:ISCO) today reported revenues of $450,000 during the first quarter of 1997, an eight-fold gain over revenues of $57,000 posted in last year's first quarter.

     An increase in operating costs and expenses during the first quarter resulted in a net loss for the period of $3.14 million, or $0.62 per share, compared with a net loss of $2.05 million, or $0.48 per share, in the first quarter of 1996.

     "We are gratified to note the strong sales growth during the first quarter in our performance enhancing radio frequency products," said Ora E. Smith, president and chief executive officer. "To put this growth in context, our first quarter sales have eclipsed in three months the total revenues of the company over the past three years."

     Smith noted that all 1997 first quarter revenues resulted from sales of the company's SpectrumMaster(TM) and RangeMaster(TM) radio frequency (RF) products, and that revenues from product sales were more than triple those recorded during the fourth quarter of 1996. "Additionally, we have expanded our customer base, which now includes three of the top nine cellular operators in the United Sates," Smith said.


                                    (more)

Illinois Superconductor Corp.
First Quarter 1997 Results
ADD-1-


     Smith said the company was particularly pleased that first quarter results included sales of its recently introduced RangeMaster(TM) product line, which made its industry debut at the Cellular Telephone Industries Association's Wireless '97 show in March. RangeMaster(TM) significantly enhances the performance of Personal Communications Systems (PCS) as well as cellular networks.

     "Along with the introduction of our RangeMaster(TM) line, during the first quarter we successfully completed the second field trial of the company's RF filter products in one of our customer's Code Division Multiple Access (CDMA) cellular networks. The CDMA market represents an additional avenue of growth for Illinois Superconductor," Smith said.

     "Also, to lead our overall sales and marketing initiative, we added Bob Riccitelli to our management team as vice president of sales and marketing. As a former top sales officer of Northern Telecom, Bob has the experience we need to help us accelerate our sales and marketing efforts," he added.

     Illinois Superconductor Corporation develops products for commercial applications using high-temperature superconducting (HTS) materials and its proprietary thick-film fabrication technology. The Company focuses primarily on developing radio frequency (RF) components to improve and enhance signal transmissions in the cellular telephone and other wireless communications markets.


                                    (more)

Illinois Superconductor Corp.
First Quarter 1997 Results
ADD -2-



        Statements contained in this news release that are not historical facts are forward looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that a number of important factors could cause the Company's actual results for 1997 and beyond to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. These important factors and other factors which could affect the Company's results are detailed in the Company's filings with the Securities and Exchange Commission and are included herein by reference. The Company assumes no obligation to update the information in this press release.

                                    # # #


                              (TABLE TO FOLLOW)

                     ILLINOIS SUPERCONDUCTOR CORPORATION
                      CONDENSED STATEMENTS OF OPERATIONS
                                 (Unaudited)



                                                Three Months Ended
                                                     March 31,
                                         -------------------------------
                                              1997              1996
                                         -------------     -------------
Revenues                                 $     450,000     $      57,122

Cost and expenses:
     Cost of revenues                        1,175,757            50,781
     Research and development                1,264,534         1,131,918
     Selling and marketing                     566,502           252,337
     General and administrative                658,559           822,912
                                         -------------     -------------
Total expenses                               3,665,352         2,257,948
                                         -------------     -------------
                                             3,215,352         2,200,826

Other income (expense):                         76,586           154,485
                                         -------------     -------------

Net loss                                 $  (3,138,766)    $  (2,046,341)
                                         =============     =============
Net loss per common share                $       (0.62)            (0.48)
                                         =============     =============
Weighted average number
of common shares outstanding                 5,023,510         4,229,264
                                         =============     =============
